UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 20, 2015

Dominion Resources, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation)	001-08489 (Commission File Number)	54-1229715 (IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia (Address of Principal Executive Offices)	23219 (Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On May 20, 2015, Dominion Resources, Inc. (the “Company”) issued a press release announcing the sale of an aggregate of 2,800,000 shares of its common stock through a registered underwritten public offering. The offering is expected to close on May 27, 2015, subject to customary closing conditions. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 8.01	Other Events.

On May 20, 2015, the Company issued a press release concerning its 2015 equity issuances to the market. A copy of the press release is filed herewith as Exhibit 99.2.

The disclosure above contains certain forward-looking statements which are subject to various risks and uncertainties. For a discussion of factors that could cause actual results to differ materially from management’s projections, forecasts, estimates and expectations, see “Forward-Looking Statements” in Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 and Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date on which it is made.

Item 9.01	Financial Statements and Exhibits.

Exhibits

99.1	Dominion Resources, Inc. press release regarding underwritten public offering dated May 20, 2015

99.2	Dominion Resources, Inc. press release regarding equity issuances dated May 20, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ G. Scott Hetzer
Name:	G. Scott Hetzer
Title:	Senior Vice President and Treasurer

Date: May 20, 2015